News Release

Investor Contacts:

Crescendo Communications

T: 844-589-8760

mnga@crescendo-ir.com

MagneGas to Attend Green Marine Forum in Hamburg, Germany

Leading Trade Conference for

Environmental Innovation in the Maritime Industry

TAMPA, FL – April 12, 2018 — MagneGas Corporation (“MagneGas” or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, announced today that the Company will participate in the Green Maritime Forum. The forum is a leading event in Europe today for innovation and environmentally solutions in the maritime industry. The forum will be held on April 23-24th in Hamburg, Germany. More information can be found at the Green Marine Forum at https:// www.greenmaritimeforum.com/about/event /.

“We are very pleased to be invited to participate in one of the leading clean technology events for the maritime industry,” commented Ermanno Santilli, CEO of MagneGas. “This forum represents a significant commercial opportunity for MagneGas. The Green Marine Forum hosts several hundred leading executives and government representatives from the largest shipping and port organizations in Europe. We believe that the clear environmental benefits and safety aspects of the MagneGas2® product should be well received by our target audience. We are excited to attend, and we believe this is another strong example of how quickly we are generating a high degree of interest for our technology in Europe.”

“The maritime industry and super ports, specifically, represent a compelling target market for MagneGas,” commented Scott Mahoney, CFO of MagneGas. “Ports typically represent one of the highest concentrations of metal cutting fuel consumption due to the convergence of ocean going vessels, containers, rail, trucking and port infrastructure that require frequent maintenance. In addition, oil & gas storage and refining, utilities and other heavy industries are also commonly either co-located or in close proximity. Consequently, we feel this conference represents a significant event for MagneGas to attend and quickly build brand recognition for our MagneGas2® renewable fuel technology.”

About MagneGas Corporation

MagneGas® Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company’s testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas®, please visit the Company’s website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributors, ESSI, Green Arc Supply, Trico Welding Supply and Complete Welding of San Diego. ESSI has 3 locations in Florida, Green Arc 2 locations in Texas and one location in Louisiana, Trico has two locations in northern California, and Complete Welding has one location in southern California.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.